Exhibit 4.5

WARRANT AGREEMENT

        This Warrant Agreement, made and entered into this day of June, 2004, by and between Elbit Vision Systems Ltd., a company organized under the laws of Israel (the “Company”), and American Stock Transfer & Trust Company, a New York corporation with offices at 59 Maiden Lane, New York, New York 10038 (“AST”).

WITNESSETH:

WHEREAS, pursuant to a plan of arrangement approved by the Company’s shareholders and by the District Court of Haifa, Israel, in 2003, the Company undertook to distribute warrants to certain owners of its Ordinary Shares; and

WHEREAS, the Company proposes to issue and distribute to such holders of Ordinary Shares non-transferable Warrants exercisable to purchase up to 4,183,950 of the Company’s Ordinary Shares, as described in the Prospectus; and

WHEREAS, AST presently serves as Transfer Agent and registrar of the Company’s Ordinary Shares; and

WHEREAS, The Company wishes to retain AST to act as the Warrant Agent on behalf of the Company, and AST is willing so to act as the Warrant Agent in connection with the issuance, registry, exchange and replacement of the Warrant Certificates and the issuance and registry of Ordinary Shares issuable upon exercise of the Warrants; and

WHEREAS, The Company and AST wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof (“Warrant Holders”) and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Warrant Holder is an intended beneficiary of this Agreement with respect to the rights of Warrant Holders herein;

NOW, THEREFORE, the parties hereto agree, in consideration of the mutual covenants and promises herein contained, as follows:

1.     DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)     “Corporate Office” shall mean the office of the Warrant Agent at which at any particular time its principal business shall be administered, which office is located at the date hereof at 59 Maiden Lane, New York, New York 10038.

(b)     “Excluded Shareholder(s)” shall mean each of the shareholders listed on Exhibit A hereto.

(c)     “Exercise Date” shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the Subscription Form thereon duly executed by the Warrant Holder thereof or his attorney duly authorized in writing and any required signature guarantees and (b) payment to the Warrant Agent in lawful money of the United States, by official bank or certified check drawn to a bank located in the United States made payable to the order of American Stock Transfer and Trust Company as Warrant Agent or by wire transfer of an amount equal to the applicable Exercise Price in accordance with the terms of this Agreement;

(d)     “Exercise Price” shall mean the Exercise Price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be U.S $0.35;

(e)     “Expiration Date” shall mean 5:00 P.M. (New York time) on [], 2008.

(f)     “Initial Warrant Exercise Date” shall mean after 9:00 A.M. (New York time) on [], 2004.

(g)     “Prospectus” shall mean the Company’s Prospectus described in Section 4(b) as the same may be amended from time to time.

(h)     “Record Date” shall mean May 14, 2004.

(i)     “Shareholder” shall mean any holder of the Company’s Ordinary Shares that is registered in the Company’s shareholders registry maintained by AST as of the close of business at 5:00 p.m. Eastern Standard Time on the Record Date or any beneficial owner of Ordinary Shares at such time that is recorded on the books of any registered owner as beneficially owning such shares at that time, except the Excluded Shareholders.

(j)     “Transfer Agent” shall mean AST, as the transfer agent and registrar for the Ordinary Shares, or its authorized successor.

(k)     A “Warrant” shall mean the right to purchase one Ordinary Share in accordance with the terms of this Agreement, subject to adjustment as provided in Section 8.

(l)     “Warrant Agent” shall mean AST or its authorized successor in its capacity as the transfer agent and registrar of the Warrants pursuant to this Agreement.

(m)     “Warrant Certificate” shall mean a certificate in the form of Exhibit B hereto evidencing one or more Warrants.

2.     WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

(a)     The Warrant Agent shall issue Warrants to all Shareholders. Each Shareholder will receive Warrants entitling the Warrant Holder to purchase 0.5714 Ordinary Shares for each Ordinary Share held by such Shareholder, rounded down to the nearest whole number.

(b)     All Warrants shall be issued subject to the terms of this Agreement, including, without limitation, Section 9.

(c)     Each Warrant represented by a Warrant Certificate shall initially entitle the holder thereof to purchase one Ordinary Share upon its exercise, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

(d)     The Warrants are personal and may not be transferred, assigned or traded by any Warrant Holder, subject to the provisions of Section 11 hereto.

(e)     From time to time, up to the Warrant Expiration Date, upon the exercise of Warrants in accordance with this Agreement, the Transfer Agent shall countersign and deliver share certificates in required whole number denominations representing the Ordinary Shares issuable upon exercise of the Warrants, subject to adjustment as described herein.

(f)     From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any exchange or re-issuance permitted under this Agreement; provided that no Warrant Certificates shall be issued except to (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Warrant Holder, (iii) those issued upon any exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (vi) those re-issued in the name of certain Beneficial Shareholders pursuant to Section 11 hereof.

3.     FORM AND EXECUTION OF WARRANT CERTIFICATES.

(a)     The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit B (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or association applicable to the Warrants. The Warrant Certificates shall be dated the date of issuance thereof (whether upon issuance, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form.

(b)     Warrant Certificates shall be executed on behalf of the Company by any two of: the Company’s Chairman of the Board, Chief Executive Officer or any officer of the Company, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company’s seal. Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Warrant Holder without further action by the Company.

4.     EXERCISE.

(a)     Each Warrant may be exercised by the Warrant Holder at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the Ordinary Shares deliverable upon such exercise shall be treated for all purposes as the holder of those Ordinary Shares upon the exercise of the Warrant as of the close of business on the Exercise Date, provided that the payment of the Exercise Price is cleared. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of any Warrant into a segregated interest bearing money market account and shall notify the Company in writing of such exercise. Promptly following the clearance of payment of the Exercise Price, and in any event within seven days after the date of such notice from the Warrant Agent (but only if the payment of the exercise price is cleared by that date), the Warrant Agent, on behalf of the Company, shall cause the Transfer Agent to issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the Ordinary Shares deliverable upon such exercise and the Warrant Agent will issue and deliver to such person or persons a Warrant Certificate for any remaining unexercised Warrants of the Warrant Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance and delivery. The Warrant Agent shall remit any and all amounts received upon the exercise of Warrants (the “Warrant Proceeds”) to the Company (or as the Company may direct in writing) promptly after the clearance of the funds and the issuance of the Ordinary Shares purchased.

(b)    The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the issuance of the Ordinary Shares issuable upon exercise of the Warrants, or such issuance is exempt under, and the ordinary shares have been registered, qualified or are deemed to be exempt under the U.S. federal securities laws and under the securities or “blue sky” laws of the states of residence of the exercising U.S. holder of the Warrants. The Company has filed a registration statement (Registration No. 333-115095) of which the Prospectus is a part, which registration statement has been declared effective by the SEC, covering the issuance of the Warrants and the Ordinary Shares issuable upon the exercise of the Warrants. The Company will in good faith and as expeditiously as reasonably possible, endeavor to maintain such registration statement effective and to keep the Prospectus included therein, current. Unless notified to the contrary by the Company or its counsel, the Warrant Agent shall be entitled to assume that it may issue Ordinary Shares upon the exercise of Warrants in compliance with all applicable federal and state securities laws.

(c)     All questions concerning the timeliness, validity, form and eligibility of any exercise of Warrants will be determined by the Company, and its determinations will be final and binding. The Company, at its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Warrant by reason of any defect or irregularity in such exercise. Payments of the exercise price will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. The Company will not be under any duty to notify the Warrant Holder of any defect or irregularity in connection with the exercise of the Warrant or incur any liability for failure to give such notification. However, liabilities under the U.S. federal securities laws cannot be waived.

(d)     An exercise of a Warrant by a Warrant Holder is final and may not be revoked.

(e)     In the event that a Warrant Holder fails to specify the number of Ordinary Shares it wishes to purchase upon exercise of a Warrant, or if the payment made by such Warrant Holder in connection with the exercise of the Warrant is not sufficient to pay the total Exercise Price for all of the Ordinary Shares that such Warrant Holder indicated it wished to purchase, the exercising Warrant Holder will be deemed to have purchased the maximum number of Ordinary Shares that could be purchased for the Warrant Proceeds. If the Warrant Proceeds exceed the total Exercise Price for all of the Ordinary Shares the exercising Warrant Holder elected to purchase, the Warrant Agent will refund the balance to such Warrant Holder, bearing no interest.

5.     RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

(a)     The Company covenants that it will at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issue upon exercise of Warrants, such number of Ordinary Shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Ordinary Shares which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed or approved for trading on each securities exchange or association on which the Ordinary Shares of the Company are then listed or traded.

(b)     The Company covenants that if any Ordinary Shares to be issued upon the exercise of Warrants hereunder require registration with or approval of any governmental authority under any federal securities law before such Ordinary Shares may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure and maintain such registration or approval. The Company will also use reasonable efforts to obtain appropriate approvals or registrations under state “blue sky” securities laws. With respect to any such Ordinary Shares, however, Warrants may not be exercised by, or Ordinary Shares issued to, any Warrant Holder in any state in which such exercise would be unlawful.

(c)     The Company shall pay all fees and other expenses in connection with the distribution of the Warrants and the issuance of the Ordinary shares upon exercise of the Warrants. Each Warrant Holder will pay any taxes and other governmental charges that may be incurred in connection with the exercise of his Warrant.

(d)     The Warrant Agent is hereby irrevocably authorized to requisition the Company’s Transfer Agent from time to time for certificates representing Ordinary Shares issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

6.     EXCHANGE OF WARRANT CERTIFICATES.

(a)     Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates, which the Warrant Holder making the exchange shall be entitled to receive.

(b)     The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates in accordance with its regular practice.

(c)     With respect to all Warrant Certificates presented for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Warrant Holder or his attorney-in-fact duly authorized in writing and any required signature guarantees.

(d)     All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, disposed of or destroyed, at the direction of the Company.

7.     LOSS OR MUTILATION.

Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver to the Warrant Holder in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such reasonable charges as the Warrant Agent may prescribe.

8.     ADJUSTMENT OF THE NUMBER OF ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS.

The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, and prior to the Expiration Date, of any of the following events:

(a)     In the event the Company shall issue Ordinary Shares or other securities as a dividend to the holders of its Ordinary Shares (“Bonus Shares Distribution”), then the number of Ordinary Shares issuable upon the exercise of the unexercised portion of each Warrant will be increased by such number of Ordinary Shares that a Warrant Holder would have received upon the Bonus Share Distribution, had such Warrant Holder exercised such portion of its Warrant on or prior to the record date fixed for the Bonus Share Distribution.

(b)     In the event the Company shall subdivide or combine the outstanding Ordinary Shares into a greater or lesser number of shares (“Change of Shares”) then, and thereafter upon each further Change of Shares, the number of Ordinary Shares a Warrant Holder shall be entitled to purchase by exercising the unexercised portion of its Warrant shall be adjusted to reflect such Change of Shares.

(c)     In the event that the Company shall propose to offer to the holders of its Ordinary Shares, generally, rights to subscribe to or purchase any additional shares of any class of its share capital, any evidences of its indebtedness or assets, or any other rights or options (“Rights Offering”), then for the purpose of determining the rights of the Warrant Holders in connection with such Rights Offering, each Warrant Holder shall be deemed to have exercised the Warrants held by it in full.

(d)     In the event of a (i) capital reorganization, (ii) consolidation of the Company with, or merger of the Company into, another corporation, (iii) any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or (iv) reclassification of the Company’s Ordinary Shares (except as provided in Subsection (b) above) or other change of outstanding Ordinary Shares (“Capital Reorganization”), each holder of a Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of Ordinary Shares and other securities and property (or cash) receivable upon such Capital Reorganization by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such Capital Reorganization.

(e)     Irrespective of any adjustments or changes in the number of Ordinary Shares purchasable upon exercise of the Warrants, the Exercise Price shall remain unchanged.

(f)     After each adjustment under this Section 8, the Company will promptly prepare a certificate signed by any two of the Chairman of the Board, the Chief Executive Officer or any other officer of the Company setting forth: (i) the number of Ordinary Shares purchasable upon exercise of each Warrant after such adjustment and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the holder of each Warrant shall then be entitled and (ii) a statement showing in detail the method of calculation and the facts upon which such adjustment or readjustment is based The Company will promptly file such certificate with the Warrant Agent and the Company shall instruct the Warrant Agent to send a copy thereof no later than thirty (30) days after the adjustment by ordinary first class mail to each Warrant Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof.

(g)     Any determination as to whether an adjustment is required pursuant to this Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company in accordance with this Agreement.

9.     NO FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

The Warrant Agent shall not issue any fractional Warrants or fractional Ordinary Shares upon exercise of a Warrant. The number of Warrants which each Shareholder will be entitled to receive pursuant to the Prospectus will be equal to the aggregate of all of the Ordinary Shares such Warrant Holder owns on the Record Date multiplied by 0.5714 and then rounded down to the nearest whole number. If the number of Ordinary Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company nevertheless shall not issue fractions of shares, upon exercise of the Warrants or otherwise, or distribute certificates that evidence fractional shares.

10.     WARRANT HOLDERS NOT DEEMED SHAREHOLDERS.

No Warrant Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Ordinary Shares that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon a Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of share capital, change of par value or change to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Warrant Holder shall have exercised his Warrants and been issued Ordinary Shares in accordance with the provisions hereof.

11.     REISSUANCE OF WARRANT CERTIFICATES OF NOMINEE HOLDERS.

Any beneficial owner of Ordinary Shares of the Company on the Record Date whose shares were registered in the name of a bank, broker/dealer, trustee or a depository of shares, may request that the Warrants that was issued on its behalf to such bank, broker/dealer, trustee or a depository of shares will be reissued in the name of the beneficial owner. The Warrant Agent, upon receipt of any such request, accompanied by evidence satisfactory to it that (i) a Warrant Certificate was issued to a bank, broker/dealer, trustee or depository of shares on behalf of a beneficial owner of Ordinary Shares of the Company or on behalf of another nominee holder on behalf of such beneficial owner and (ii) such beneficial owner was registered in the books of the bank, broker/dealer, trustee, depository of shares or other nominee on the Record Date as the owner of the right to the Ordinary Shares entitling the issuance of the Warrant pursuant to this Agreement at the close of business on the Record Date (the “Beneficial Shareholder”), may re-issue the Warrant Certificate in the name of such Beneficial Shareholder. If the original Warrant Certificate was issued on account of Ordinary Shares held on behalf of additional beneficial owners of the Company’s Ordinary Shares, then the Warrant Agent will issue separate certificates, one in the name of the Beneficial Shareholder, representing the Warrants such Beneficial Shareholder is entitled to, and the other, for the balance, in the name of the original Warrant Holder. The Warrant Agent shall not be obligated to comply with any request to issue or reissue any Warrants pursuant to this Section unless and until it shall have received the original Warrant Certificate or the provisions of Section 7 hereof have been satisfied with respect to such request.

12.     CONCERNING THE WARRANT AGENT.

(a)     The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any Ordinary Shares issued upon exercise of any Warrant is fully paid and nonassessable.

(b)     The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

(c)     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

(d)     Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, the Chief Executive Officer or any officer of the Company, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

(e)     The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent’s negligence or willful misconduct.

(f)     The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent’s own negligence or willful misconduct), after giving 30 days’ prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Warrant Holders at the Company’s expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Securities Exchange Act of 1934. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the each Warrant Holder. Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to each Warrant Holder.

(g)     The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

13.     MODIFICATION OF AGREEMENT.

The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent of a meeting of the Warrant Holders and in compliance with applicable law and with the rules of any stock exchange or association then applicable to the Company as shall be in force from time to time. The Company may, from time to time, convene a meeting of the Warrant Holders and the provisions in the Company’s Articles of Association regarding general meetings of shareholders will apply, mutatis mutandis, to the meetings of the Warrant Holders. In such a meeting each Warrant will entitle its holder to one vote, and any two Warrant Holders present in the meeting (including by proxy) and holding at least 33% of the then outstanding Warrants, will constitute a legal quorum. If within a half an hour from the time set for the meeting no legal quorum is present, the meeting will be adjourned to the same place, day and time on the following week (or a different time if the Company shall so announce). In the adjourned meeting, any two Warrant Holders present in the meeting (including by proxy) will constitute a legal quorum.

14.     TERMINATION OF WARRANTS.

Except with respect to an event otherwise covered in Section 8 hereof, in the event that the Warrants are cancelled or reduced in value as a result of any action initiated by the Company or Altro (for example, a sale of the Company to Altro in which the Warrants are terminated, or an additional warrant distribution to certain shareholders at preferential terms), then upon the occurrence of such action the Warrant Holders will be entitled to be paid cash compensation based on the Black and Scholes formula which will take into account for each Warrant Holder the then remaining duration of the Warrant, the number of Ordinary Shares which at that time the Warrant Holder is entitled to purchase under its Warrant, the Exercise Price, the price per share of the transaction pursuant to which the Warrant is proposed to be prematurely cancelled or reduced in value and the volatility of the price of the Company’s Ordinary Shares on the public market.

15.     NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to a Warrant Holder, at the address of such Warrant Holder as shown on the registry books maintained by the Warrant Agent;

if to the Company, at

Elbit Vision Systems Ltd. New Industrial Park, Building 7, Yokneam, Israel Attention: Chief Financial Officer Fax: (972) 4-993-6450

With copies to:

Ehrenreich, Eilenberg & Krause 11 East 44th St New York, NY 10017 Attention: Sheldon Krause, Esq. Fax: 212-986-2399

and to :

Yigal Arnon & Co. One Azrieli Center Tel Aviv, Israel 67021
Attention: Adrian Daniels, Esq. Fax: 011 972-3-608-7714

if to the Warrant Agent, at

American Stock Transfer and Trust Company 59 Maiden Lane
New York, NY 10038 Attention: Exchange Department Fax: 718-234-5001

With a copy to:

Herbert Lemmer American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Fax: 718-331-1852

16.     GOVERNING LAW.

Except as hereinafter provided, this Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without reference to principles of conflict of laws. Notwithstanding the foregoing, Section 12 of this Agreement shall be construed, interpreted and enforced with and shall be governed by the laws of the State of New York.

17.     BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

18.     TERMINATION.

This Agreement shall terminate at the close of business on the earlier of the Warrant Expiration Date or the date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and that the indemnification set forth in Section 12 shall survive such termination

19.     COUNTERPARTS.

This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ELBIT VISION SYSTEMS LTD. By: —————————————— Name: Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY By: Herbert L. Lemmer —————————————— Herbert L. Lemmer Vice President

EXHIBIT A
LIST OF EXCLUDED SHAREHOLDERS

Name/Address

Cornell Capital Partners L.P. 101 Hudson Street Suite 3606 Jersey City NJ 07302 USA

Newbridge Securities Corporation 1451 Cypress Creek Road, Suite 104 Fort Lauderdale, Florida 33309 USA

Moshe Nubelman(1)

Wallace L. Darneille P.O. Box 20100 Montgomery, Alabama 36120-0100 USA

Adolph Weill, III P.O. Box 20100 Montgomery, Alabama 36120-0100 USA

Ruth Noble Groom 3222 Volta Place NW Washington, DC 20007 USA.

Barry F Westfall Ecoban Finance, Ltd. 805 3rd Avenue 10th Floor New York, New York 10022 USA

Hadar Swersky(1)

Ben Dov Holdings Ltd.(1)

Itzik Babayov(1)

OL Partners L.P. 200 Greenwich Ave 3rd Floor Greenwich CT 06830

Meitav Investment & Securities Advisors Ltd. Yaacov Kotlicki Marganit 5 Ramat Gan

Name/Address

Cornell Capital Partners L.P. 101 Hudson Street Suite 3606 Jersey City NJ 07302 USA

Newbridge Securities Corporation 1451 Cypress Creek Road, Suite 104 Fort Lauderdale, Florida 33309 USA

Suny Electronics

Yeuda Zadike(1)

Yossi Caanov(1)

Avinoam Rapaport(1)

BRM Technologies Ltd.(1)

Jacob Luxambourg(1) ANR LTD Kramenski 1 Tel Aviv 67899

Mike Lollis 319, Garlington Road, Suite B4 Greenville, SC 29615 U.S.A.

Avrahami Srulovltch(1)

Gery Agron(1)

Ida Roth(1)

Inventech Investment Company Ltd(1)

Ehud Shayo(1)

Meir Hadar(1)

Meitav Provident Funds Ltd. (1)

Name/Address

Cornell Capital Partners L.P. 101 Hudson Street Suite 3606 Jersey City NJ 07302 USA

Newbridge Securities Corporation 1451 Cypress Creek Road, Suite 104 Fort Lauderdale, Florida 33309 USA

Fortune Trust Fund Ltd.
Yehuda Halevy 19
Tel Aviv 65137,Israel

Misgav Trust Fund Ltd.
6-8 Ahuzat Bait St. Tel Aviv, Israel

The Israel Phoenix Assurance Co Ltd.
Phoenix Building
53 Derech Hashalom
Givatayim, 43454, Israel

Harel Insurance Company Ltd. Harel Building 3 Aabba Hillel St. Ramat Gan, 52118, Israel

Adi Pension Fund Harel Building, 3 abba hillel St. Ramat Gan, 52118 , Israel

Zohar Tal Yunizman 2, P.O 39476 Tel Aviv 61393, Israel

Noam Yalin 148 Menachem Begin St. Tel-Aviv 64921 Israel The Oberon Group, LLC. 79 Madison Avenue New York, NY 10016

Nir Alon/ AltroWarenhandelsgesmbh Donau-City-Strasse 11 A-1220 Wien - ARES Tower Vienna, Austria

1. c/o Ramat Aviv Tower, 40 Einstein St. P.O.B 54001, Tel Aviv, Israel

EXHIBIT B
[FORM OF FACE OF WARRANT CERTIFICATE]

ELBIT VISION SYSTEMS LTD.

No. AW	__________ Warrants

CUSIP []

VOID AFTER _______, 2008

WARRANT CERTIFICATE FOR PURCHASE OF ORDINARY SHARES

This certifies that FOR VALUE RECEIVED __________________________________________________________________
or registered assigns (the “Warrant Holder”) is the owner of the number of Warrants (“Warrants”) specified above. Each Warrant represented hereby initially entitles the Warrant Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable Ordinary Share (“Ordinary Share”), of Elbit Vision Systems Ltd., a company organized under the laws of Israel (the “Company”), at any time between the date of this Warrant Certificate and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (“the Warrant Agent”), accompanied by payment of $0.35 (the “Exercise Price”) in lawful money of the United States of America by official bank or certified check made payable to the order of American Stock Transfer & Trust Company as Warrant Agent.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”), dated ______________, 2004 by and among the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the number of Ordinary Shares subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.

Each Warrant represented hereby is exercisable at the option of the Warrant Holder, but no fractional Ordinary Shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term “Expiration Date” shall mean 5:00 P.M. (Eastern Standard time) on _________________, 2008. The Company shall not be obligated to deliver any Ordinary Shares pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such Ordinary Shares is effective. The Company has covenanted to use its reasonable efforts to maintain the effectiveness of a registration statement or statements with respect to such Ordinary Shares for so long as any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Warrant Holder in any state or country where such exercise would be unlawful.

The Warrant Holder is responsible for all taxes and other governmental charges that may be imposed in connection with the exercise of the Warrants represented by this Warrant Certificate.

Subject to the terms and conditions of the Warrant Agreement, this Warrant Certificate is exchangeable, upon the surrender hereof by the Warrant Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate to represent such number of Warrants as shall be designated by such Warrant Holder at the time of such surrender.

Prior to the exercise of any Warrant represented hereby, the Warrant Holder shall not, as such, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement. The Warrant Holder shall be entitled to vote at a meeting of Warrant holders called to approve an amendment to the Warrant Agreement as provided in Section 13 thereof.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Warrants will be determined by the Company, and its determinations will be final and binding. The Company, at its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Warrant by reason of any defect or irregularity in such exercise. Payments of the exercise price will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. The Company will not be under any duty to notify the Warrant Holder of any defect or irregularity in connection with the exercise of the Warrant or incur any liability for failure to give such notification.

THIS WARRANT CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE WARRANT AGENT.

THIS WARRANT CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED OR TRADED.

AN EXERCISE OF THIS WARRANT SHALL BE FINAL AND MAY NOT BE REVOKED.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ____________________

ELBIT VISION SYSTEMS LTD.

By: ______________________________

By: ______________________________

[seal]

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent

By ___________________________
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SUBSCRIPTION FORM
To Be Executed by the Warrant Holder in Order to Exercise Warrants

The undersigned Warrant Holder hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the Ordinary Shares issuable upon the exercise of such Warrants, and requests that certificates for such Ordinary Shares shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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[please print or type name and address]

and be delivered to

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[please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Warrant Holder at the address stated below.

Dated:______________________, 200__

X________________________________

_________________________________
Name
_________________________________
Address
_________________________________
Taxpayer Identification Number

Signature Guaranteed By:
_____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS) WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.